UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2006

CAM Commerce Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-16569	953866450
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17075 Newhope Street, Fountain Valley, California		92708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-241-9241

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2006, we signed a lease agreement with our Chief Executive Officer, Geoffrey D. Knapp, for approximately 20,500 square feet of office space in Henderson, Nevada. The building houses our research and development, marketing, inside sales and support employees. The lease is for a ten-year term that commences upon the completion of the building expansion space estimated to be January 1, 2007 and expires on December 31, 2016. The initial rent of $25,949 per year is below market value rental rates, and is subject to annual percentage increases equal to the increases, if any, in the Consumer Price Index. However, no rent adjustment based on the Index shall be less than two percent (2%) nor greater than four percent (4%). A copy of the lease is attached to this report as Exhibit 10.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAM Commerce Solutions, Inc.

December 20, 2006	By:	Paul Caceres Jr.

Name: Paul Caceres Jr.
Title: Chief Financial and Accounting Officer

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Exhibit Index

Exhibit No.	Description

10.1	Nevada Office Lease dated December 19, 2006